UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GLOBALSCAPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

April 20, 2006

Dear Stockholders:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders to be held on Thursday, June 1, 2006, at 9:00 a.m., local time, at GlobalSCAPE’s office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249.

Information about the meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Charles R. Poole
President

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 1, 2006

To the Stockholders of GlobalSCAPE, Inc.:

The 2006 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249, on Thursday, June 1, 2006, at 9:00 a.m., local time, for the following purposes:

1.             To elect three Directors to serve until the next annual meeting of stockholders;

2.             To ratify the appointment of Helin, Donovan, Trubee & Wilkinson, LLP as the Company’s independent auditors for the year ending December 31, 2006; and

3.             To transact any other business that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Company’s Board of Directors has fixed the close of business on April 7, 2006 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND, IF YOU ATTEND THE ANNUAL MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

Thomas F. Farar
Secretary

April 20, 2006

San Antonio, Texas

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Thursday, June 1, 2006

Table of Contents

ANNUAL MEETING AND PROXY SOLICITATION

Date, Time, Place of Annual Meeting
Record Date, Shares Entitled to Vote, Quorum
Attendance and Voting by Proxy
Deadline for Voting by Proxy
Revocation of Proxy
Number of Votes Required to Approve Proposals
Solicitation of Proxies

PROPOSAL ONE Election of Directors

Executive Officers
Board of Directors
Security Ownership of Certain Beneficial Owners and Management
Performance Graph

EXECUTIVE COMPENSATION

Summary Compensation Table
Option Grants in the Last Fiscal Year
Option Exercises in Last Fiscal Year and FY-End Option Values
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Equity Compensation Plan Information
Employment Agreements
Compensation of Directors
Compensation Committee Interlocks and Insider Participation
Board Report on Executive Compensation
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions

PROPOSAL TWO Ratification of Selection of Independent Public Accountants

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Board Policy on Pre-Approval of Permissible Non-Audit Services

BOARD REPORT ON 2005 AUDIT

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

AVAILABLE INFORMATION

OTHER MATTERS

ANNUAL MEETING AND PROXY SOLICITATION

This Proxy Statement and Proxy Card are furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2006 Annual Meeting of Stockholders. This Proxy Statement and Proxy Card are first being mailed to stockholders on or about April 17, 2006 together with GlobalSCAPE’s Annual Report on Form 10-K.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2006 Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on Thursday, June 1, 2006, at GlobalSCAPE’s office at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249. GlobalSCAPE’s office is located in the University Park Tech Center II business park, near the intersection of De Zavala and IH-10. If you need directions to our office, please call Susan McRee at (210) 308-8267, ext. 101.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 7, 2006 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 14,359,550 shares of GlobalSCAPE common stock outstanding, which were held by approximately 2,537 holders of record and approximately 6,900 beneficial owners. Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of 33 1/3% of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. If you attend the meeting in person or sign and return the enclosed Proxy Card, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. Non-votes occur when a proxy:

•      is returned by a broker or other stockholder who does not have authority to vote;

•      does not give authority to a proxy to vote; or

•      withholds authority to vote on one or more proposals.

Attendance and Voting by Proxy

If you are unable or do not wish to attend the annual meeting and vote your shares in person, you may complete and sign the enclosed Proxy Card. Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. By signing and returning the Proxy Card, you appoint Thomas W. Brown and Charles R. Poole, and each of them, to attend the meeting and vote your shares in your place. All valid unrevoked proxies will be voted as directed. If you sign and return your Proxy Card without making any direction as to how your shares are to be voted, the representative will vote your shares in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the Proxy Card are properly presented for action at the annual meeting, the persons named in the Proxy Card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

We have enclosed a postage-prepaid envelope for convenience in returning the Proxy Card.

Deadline for Voting by Proxy

Your signed Proxy Card must be received before the annual meeting to be counted at the annual meeting.

Revocation of Proxy

You may revoke your proxy at any time prior to the annual meeting by sending either a notice of revocation or a later-dated Proxy Card to GlobalSCAPE’s Secretary. If you mail a Proxy Card, but decide to vote your shares in person at the annual meeting, you may request that your proxy be revoked at the annual meeting. Attendance at the meeting will not by itself revoke a proxy. You must affirmatively request that your proxy be revoked.

Number of Votes Required to Approve Proposals

Proposal One, Election of Directors. Our Bylaws provide that Directors shall be elected by plurality vote at the annual meeting of stockholders. Therefore, the three nominees who receive the most votes will be elected. As of the mailing date of this Proxy Statement, no nominees for Director had been submitted other than the individuals nominated by GlobalSCAPE’s Board of Directors. Therefore, provided there is a quorum at the meeting, and there are any votes in favor of the election of these individuals, they will be elected to the Board of Directors. Shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors.

Proposal Two, Ratification of Selection of Helin, Donovan, Trubee & Wilkinson, LLP as Independent Public Auditors. This proposal must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of ratifying the selection of our independent public accountants.

Solicitation of Proxies

Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of GlobalSCAPE. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
Election of Directors

We currently have three members of our Board of Directors. The Board has nominated each of the three individuals currently serving as a Director to serve for an additional one year term ending at the next annual meeting of the stockholders or until his or her successor has been elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the three nominees listed below. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. If any nominee is unable or declines to serve as a Director, the current Board will designate another nominee.

The following table sets forth the name and age of each nominee as of the mailing date of this Proxy Statement, the principal occupation of each nominee during the past five years, and the year each began serving as a director of GlobalSCAPE:

Thomas W. Brown	63

Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995. He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University. In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments. Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002.

David L. Mann	56

Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of the Company and has served in such capacity since June 2002.

Charles R. Poole	63

Mr. Poole currently serves as GlobalSCAPE’s President and has served in such capacity since February 2004. Mr. Poole also currently serves a director of GlobalSCAPE and has served in such capacity since February 2004. From September 2003 until February 2004, he served as GlobalSCAPE’s Vice President of Sales and Marketing. Mr. Poole has over twenty years of experience in senior management and sales with telecommunications companies, most recently as the President of GlobalSCAPE’s former parent company, ATSI Communications, Inc., from 1998 – 2001. Mr. Poole served as a Senior Vice President for A+ Communications, responsible for paging, cellular and telemessaging sales from 1995 – 1997, as General Manager of American Paging, Texas from 1994 – 1995, as a Division Manager of Data Documents, Inc. of Omaha, Nebraska from 1992 – 1994, as President of GeoCom Partners, a satellite-based telecommunications company from 1989 – 1992, as Senior Vice President of MobileComm (a BellSouth Company) from 1984-1989, and as Regional Vice President of Burroughs Corp (now Unisys) from 1966-1984.

Assuming the presence of a quorum, the nominees for director who received the most votes will be elected. The enclosed form of Proxy Card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a Proxy Card, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director. Under applicable Delaware law, in determining whether this item has received a requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Executive Officers

Charles R. Poole	63

Mr. Poole currently serves as GlobalSCAPE’s President and has served in such capacity since February 2004. Mr. Poole also currently serves a director of GlobalSCAPE and has served in such capacity since February 2004. From September 2003 until February 2004, he served as GlobalSCAPE’s Vice President of Sales and Marketing. Mr. Poole has over twenty years of experience in senior management and sales with telecommunications companies, most recently as the President of GlobalSCAPE’s former parent company, ATSI Communications, Inc., from 1998 – 2001. Mr. Poole served as a Senior Vice President for A+ Communications, responsible for paging, cellular and telemessaging sales from 1995 – 1997, as General Manager of American Paging, Texas from 1994 – 1995, as a Division Manager of Data Documents, Inc. of Omaha, Nebraska from 1992 – 1994, as President of GeoCom Partners, a satellite-based telecommunications company from 1989 – 1992, as Senior Vice President of MobileComm (a BellSouth Company) from 1984-1989, and as Regional Vice President of Burroughs Corp (now Unisys) from 1966-1984.

Thomas F. Farar	49

Mr. Farar serves as GlobalSCAPE’s Treasurer, Secretary and Chief Financial Officer. He is responsible for all finance and accounting functions at GlobalSCAPE. Mr. Farar joined GlobalSCAPE in June 2004. Prior to joining GlobalSCAPE, Mr. Farar served as Senior Accounting Manager from 1999-2003, and Controller from 2003-2004 for UDP, Ltd., a telecommunications service bureau. Mr. Farar also served as Disbursements Supervisor for PG&E Gas Transmission-Texas in 1999. Mr. Farar was Controller and Treasurer of CDH Feeders, Inc., an agricultural operation of cattle feed lots, and affiliated companies from 1991-1998. Mr. Farar holds a B.B.A. in Accounting from The University of Texas at San Antonio.

Jeffrey Gehring	50

Mr. Gehring serves as GlobalSCAPE’s Vice President of Sales and has been with GlobalSCAPE since November 2004 in that capacity. Mr. Gehring is responsible for GlobalSCAPE’s inbound sales, corporate sales and the reseller program. Mr. Gehring was employed by Nextel Partners as Director of Sales in 2004, where he coordinated sales across the country. From 2003 to 2004, Mr. Gehring was Sales Manager for GlobalSCAPE, performing the duties he presently holds. From 2002 to 2003, Mr. Gehring was a principal in a start-up business, ConnectOne Telecom, where got the business off the ground from the organizational stage to operations. Prior to 2002, Mr. Gehring was Director of Sales and Marketing at UDP, a telecommunications billing, order management and customer service software company. In addition to his UDP experience, he has more than 20 years of operational and sales management experience in large and medium-sized businesses, including Unisys, Bell South and Metrocall. His experience includes strategic planning and implementation for companies that require rapid growth, as well as establishing processes and policies that foster world-class sales organizations.

Gregory Hoffer	34	Mr. Hoffer serves as Vice President and Chief Technology Officer and has been employed by GlobalSCAPE since May 2000. Mr. Hoffer is responsible for overseeing all software development and Web development at GlobalSCAPE. Before joining GlobalSCAPE, Mr. Hoffer held software development positions at the consulting firm of Marotz, Inc. Prior to that, Mr. Hoffer managed the IT department and was head of the computer science department at Saint Mary’s Hall, a private school in San Antonio, Texas. Mr. Hoffer received a bachelor’s degree in computer science from Trinity University and is pursuing his master’s degree in computer science.

Stefan Lagmark	40

Mr. Lagmark serves as Vice President of Marketing. Mr. Lagmark has been with GlobalSCAPE since August 2004 and is responsible for the overall marketing strategy of GlobalSCAPE. From 2002 to 2004, Lagmark was a principal in Lagmark Business Brokers, where he marketed the company’s services of brokering businesses in San Antonio, Texas and the surrounding area. Prior to 2002, he held the position of National Sales Manager of Gallagher Power Fence, and has held several senior management positions with multinational corporations, including that of Director of Marketing and Sales of T-Systems International, a large agricultural irrigation company and General Manager of Glo-Vet Supply, a distribution company of animal and veterinarian supplies, and a subsidiary of De Laval. In these leadership positions, he successfully achieved growth in sales and profitability through innovative marketing programs, product and brand management, new distribution development and new market development. Mr. Lagmark earned his Master’s degree in Economics and Business Administration from Stockholm School of Economics, Sweden.

K. Earl Posey	62

Mr. Posey serves as GlobalSCAPE’s Vice President of Strategic Development. Mr. Posey is responsible for locating technologies, partners and/or companies that fit within GlobalSCAPE’s strategies and developing relationships that will grow GlobalSCAPE’s business. Prior to joining GlobalSCAPE in January of 2006, he was Vice-president of Administration for ATSI, Inc. an international telecommunications company located in San Antonio, from 2000-2003. During 2004 and 2005, he was the Senior Principal and founder for Gossyppia Partners, a management consulting firm specializing in development of strategic management plans for corporations. Mr. Posey did his graduate and post graduate work at Vanderbilt University.

Timothy J. Barton	42

Mr. Barton serves as GlobalSCAPE’s Vice President of Product Development and Quality Assurance. He is responsible for coordinating the product managers ideas and specifications with engineering and insuring performance of quality assurance on completed products. Prior to joining GlobalSCAPE in March 2006, Mr. Barton served as Chief Architect of Secure Logix Corporation, where he was responsible for requirements definition and product design. Mr. Barton was employed by Secure Logix form 1998 to 2006 and held positions of Director of Software Engineering and ETM Development Manager prior to becoming Chief Architect in 2005. Prior to Secure Logix, Mr. Barton held positions of Research Analyst and Senior Research Analyst at Southwest Research Institute where he developed software for the US Military and NASA. Mr. Barton holds a B.S. in Computer Science from Slippery Rock University.

Board of Directors

GlobalSCAPE is a “controlled company” due to more than 70% of the voting shares being held by Messers. Brown and Mann. During 2005, the Board held eight regular meetings and no special meetings and acted by unanimous written consent two times. Each director attended all of the meetings of the Board. The Board does not have a policy regarding director attendance at the annual meeting of the stockholders. Each director attended GlobalSCAPE’s 2005 Annual Meeting of Stockholders.

The Board does not have a compensation, nominating, audit or any other committee. Because GlobalSCAPE has no Audit Committee, it has no Audit Committee Financial Expert as defined by SEC rules and regulations. The Board does not feel it is appropriate to have a nominating committee because of

GlobalSCAPE’s status as a controlled company. Each director participates in the consideration of the director nominees. The Board does not have a formal policy, has not established minimum qualifications, and has not established a process for evaluating nominees with regard to consideration of director candidates recommended by stockholders as a result of the concentration of the ownership of our voting stock, but will consider any such recommendation that is submitted to the Board via its stockholder communications procedures described below. GlobalSCAPE does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the Board.

Stockholders who wish to recommend director candidates to the Board or otherwise send communications to the Board for any other reason may send a letter addressed to the individual director at:

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

A copy of the communication will be forwarded to each of the three individual directors. These communication procedures are posted on GlobalSCAPE’s Web site at: http://www.globalscape.com/company/ir.asp.

All nominations made by stockholders are subject to the procedures set forth in GlobalSCAPE’s Bylaws, which are described under “Stockholder Proposals To Be Presented At Next Annual Meeting” on page 18.

GlobalSCAPE is not a “listed issuer” (as defined in rule 10A-3 of the Securities Exchange Act of 1934). No member of the Board is “independent” as defined by the Nasdaq Stock Market.

GlobalSCAPE has adopted a Code of Ethics that applies to all its employees, including its President (its chief executive officer) and its Vice President of Finance and Operations (its chief financial officer).  GlobalSCAPE will provide a copy of its Code of Ethics to any person without charge upon written request to:

Thomas F. Farar

Chief Financial Officer

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding ownership of the Common Stock as of April 7, 2006 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of GlobalSCAPE, (iii) the President, (iv) each of the executive officers of GlobalSCAPE named in the Summary Compensation Table and (v) all executive officers and directors of GlobalSCAPE as a group.

Name of beneficial owner	Amount and natureof beneficial ownership (1)		Percent of class
Thomas W. Brown, Director 2511 N. Loop 1604, Suite 203 San Antonio, TX 78258	7,004,234	(2)	48.8%
David L. Mann, Director 150 N. Loop 1604 East, Suite 202 San Antonio, TX 78258	2,824,171		19.7%
Sandra Poole-Christal Marketing Consultant 6000 Northwest Pkwy, Suite 100 San Antonio, TX 78249	1,320,000	(3)	9.2%
Charles R. Poole, Director President & COO 6000 Northwest Parkway, Suite 100 San Antonio, Texas 78249	191,666	(4)	1.3%
Jeffrey Gehring, Vice President of Sales 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	74,247	(5)	*
Stefan Lagmark, Vice President of Marketing 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	52,750	(6)	*
All directors and executive officers as a group (6 persons)	11,467,068	(1)	*

* Denotes ownership of less than 1%.

(1)           To the knowledge of the Company, each stockholder named in the table has sole voting and investment power with respect to all shares of GlobalSCAPE common stock shown as beneficially owned by such stockholder unless otherwise stated. Shares of GlobalSCAPE common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of April 7, 2006 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such stockholder but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other stockholder.

(2)           Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(3)           Includes 650,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of March 31, 2006.

(4)           Includes 99,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of March 31, 2006.

(5)           Includes 33,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of March 31, 2006.

(6)           Includes 24,750 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of March 31, 2006.

On June 11, 2002, Brown and Mann-GlobalSCAPE Joint Venture, a Texas general partnership owned by San Antonio-based investors Thomas W. Brown and David L. Mann (the “Joint Venture”) purchased approximately 70% of GlobalSCAPE’s issued and outstanding common stock (9,443,905 shares) from ATSI Communications, Inc. The Joint Venture has distributed the stock it held in GlobalSCAPE, Inc. to its two partners, Mr. Brown and Mr. Mann, pursuant to their respective ownership percentages.

Performance Graph

GlobalSCAPE’s common stock began trading on the OTC Bulletin Board in February 2002. The following graph depicts GlobalSCAPE’s total return to stockholders from February 2002 through December 31, 2005, relative to the performance of the Standard & Poors Small Cap 600 Index and the Standard & Poors 600 Index of Internet Software & Services Companies. All of the cumulative total returns are computed assuming the value of the investment in GlobalSCAPE common stock and each indexed as $100.00 on February 28, 2002 and the reinvestment of dividends at the frequency with which dividends were paid during applicable years.

	Base	INDEXED RETURNS
	Period	Years Ending
Company / Index	15Feb02	Dec02	Dec03	Dec04	Dec05
GLOBALSCAPE INC	100	100.00	106.67	106.67	740.00
S&P SMALLCAP 600 INDEX	100	86.82	120.50	147.79	159.15
S&P 600 INTERNET SOFTWARE & SERVICES	100	35.50	66.62	79.61	88.33

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation earned during the years ended December 31, 2003, 2004 and 2005, our chief executive officer, each executive officer and each other significant employee earning more than $100,000 in the last fiscal year.

Summary Compensation Table

						Long-Term
		Annual Compensation (1)				Compensation
					Other annual	Securities
Name and principal				Bonus	Compensation	Underlying
position	Year	Salary ($)		($)	($)	Options (#)
	2005	137,121		24,445		300,000
Charles R. Poole, President	2004	112,961		2,759	—	150,000
and COO (2)	2003	57,046		3,760	—	—

	2005	$115,253	(3)	35,106		—
Jeff Gehring, Vice	2004	67,428	(3)	13,346		100,000
President Sales	2003	12,311	(3)	—		—

Stefan Lagmark, Vice	2005	$122,211	(4)	23,611		—
President Marketing and	2004	42,436	(4)	—		75,000
Product Development	2003	—		—	—	—

Robert Langenbahn,	2005	$94,381	(5)	46,463		—
Business Development	2004	39,395	(5)	15,576		10,000
Manager	2003	—		—	—	—

	2005	$89,016	(6)	15,490		18,000
Robert T. Oslin III,	2004	81,516	(6)	10,668		—
Product Manager	2003	86,172	(6)	3,097		—

(1)           In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer’s salary and bonus disclosed in this table.

(2)           In February 2004, Mr. Poole succeeded Sandra Poole-Christal when she stepped down as President and Chief Operating Officer. Mr. Poole also succeeded Ms. Poole-Christal and completed her term on the Board of Directors and was re-elected for a full term at the 2004 and 2005 Annual Meetings. Mr. Poole’s bonus is based on a percentage of net income, payable by quarter. Includes $12,121 of deferred compensation as per Mr. Poole’s employment agreement.

(3)           Includes $50,253, $24,659 and $2,388 of sales commissions for 2005, 2004 and 2003,

respectively. Commissions are based on collected sales in his area of responsibility.

(4)           Includes $47,211 and $15,032 of sales commissions for 2005 and 2004, respectively. Commissions are based on collected sales in his area of responsibility.

(5)           Includes $59,381 and $13,703 of sales commissions for 2005 and 2004, respectively. Commissions are based on collected sales in his area of responsibility.

(6)           Includes $28,424, $20,924 and $7,960 of sales commissions for 2005, 2004 and 2003, respectively. Commissions are based on revenue recorded in his area of responsibility.

Option Grants in the Last Fiscal Year

Shown below is information on grants of stock options during the 2005 fiscal year to GlobalSCAPE’s named executive officers.

Name	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
					5% ($)	10% ($)
Charles R. Poole	300,000	64%	.31	6/14/2015	$14,660	$30,783
Gregory T. Hoffer	20,000	5%	.33	6/20/2015	$1,040	$2,052

(1)           Options vest 1/3 each year for three years, starting from the date of grant.

(2)           The exercise price is equal to the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.

(3)           These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our common stock. There can be no assurance that the amounts reflected in this table will be realized.

Option Exercises in Last Fiscal Year and FY-End Option Values

The following table sets forth information with respect to the option and stock appreciation right (or SARs) exercises and the value of those options and SARs as of December 31, 2005 of the named executive officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value realized ($) (1)	Numbers of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-The- Money Options/SARs at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles R. Poole, President and Chief Executive Officer	—	—	99,000	351,000	94,050	288,450
Jeffrey Gehring, Vice President of Sales	—	—	33,000	67,000	31,680	64,320
Stefan Lagmark, Vice President of Marketing	—	—	24,500	50,250	24,379	49,496
Gregory T. Hoffer, Vice President of Technology	—	—	59,900	40,100	42,101	35,499

(1)           The Company calculated the value realized of exercised options and the value of unexercised options by multiplying the difference between the stock price on the date of exercise in the case of exercised options or the stock price on the last trading day of the year in the case of unexercised options and the exercise price of the options, multiplied by the number of options exercised or exercisable. Equity Compensation Plan

Information.

Equity Compensation Plan Information

The following table sets forth certain information regarding GloabalSCAPE’s equity compensation plans at December 31, 2005:

Plan Category	Number of Securities to be Issued upon Exercise Of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,394,271	$0.2607	1,806,500
Equity compensation plans not approved by security holders	—	—	—
Total	2,394,271	$0.2607	1,806,500

Employment Agreements

GlobalSCAPE has an employment agreement with its President, Charles R. Poole. The term of the agreement begins July 1, 2005 and continues until December 31, 2008, unless terminated earlier. Mr. Poole will receive a bi-weekly base salary of $5,769.69, less $962.00 which will be deposited into an investment account held in the Company’s name (the “Deferred Pay Account”). The bi-weekly base salarywill increase each July 1st beginning July 1, 2006 during the term of employment by $962.00, provided however that such increase will be deposited in the Deferred Pay Account. Amounts in the Deferred Pay Account will be distributed to Mr. Poole on December 31, 2008, or upon Mr. Poole’s death, disability or termination of his employment due to a change in control. On a quarterly basis, following the completion of a quarterly review or annual audit, as applicable, of the Company’s most recently completed quarter, the Company will pay to Mr. Poole a bonus equal to 2% of net income reflected on the Company’s operating statements for such completed quarter. If Mr. Poole’s employment is terminated prior to the end of the quarter, no bonus will accrue for the quarter. The Employment Agreement also provides for certain benefits related to group health, life and disability programs, participation in the Company’s 401(k) and any other retirement or savings plans made available to the Company’s other executives and officers, and the reimbursement of expenses related to the performance of his duties. If Mr. Poole’s employment is terminated prior to December 31, 2008, the circumstances of such termination will determine the nature and amount any separation payments and funds to be paid from the Deferred Pay Account, including additional funds if a change in control takes place. Mr. Poole received a grant of 300,000 incentive stock options in connection with the Employment Agreement at $0.31 per share. The options vest 33% on each of the first and second anniversary of the grant date and 34% on the third anniversary of the grant. The options become fully vested and exercisable upon certain change in control events. The options expire on the 10th anniversary of the date of the grant. The Employment Agreement also contains customary covenants by Mr. Poole regarding assignment of inventions, confidentiality, non competition and non solicitation of employees and customers of the company. GlobalSCAPE has no compensation arrangements with other executive officers regarding such officer’s retirement, resignation or termination of employment or a change in control of GlobalSCAPE that would result in such officer receiving compensation, in lump-sum or periodic payments, of over $100,000.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings. Our Board of Directors also makes executive compensation decisions. Two of our directors, Thomas W. Brown and David L. Mann, together own approximately 70% of our common stock. Our third director, Charles R. Poole, is the President of GlobalSCAPE.

None of Messers. Brown,. Mann or. Poole is compensated for their service as a director of GlobalSCAPE. Mr. Poole does receive an annual salary of $150,000 including the deferred compensation referenced in his Employment Agreement as compensation for serving as GlobalSCAPE’s President.

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a Compensation Committee. Compensation matters are considered by the entire three-member Board, which includes Thomas W. Brown, David L. Mann and Charles R. Poole. Together, Messers. Brown and Mann own approximately 70% of our common stock. Charles R. Poole is the President of GlobalSCAPE.

Board Report on Executive Compensation

Compensation decisions are made by the Board of Directors. The Board believes that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives is essential to the long-term success of GlobalSCAPE.

The Board's compensation plan for 2005 was designed to provide significant incentive compensation opportunities in addition to market competitive salaries, and to aid in the retention of executive officers and other significant employees. The plan was intended to link individual employee objectives with overall company strategies and results for 2005, and to reward executive officers and significant employees for their individual contributions to those strategies and results. The Board uses compensation and performance data from comparable companies in the region to establish market competitive compensation and performance standards for GlobalSCAPE’s employees. Based on market information, company, and individual objectives, GlobalSCAPE’s President makes recommendations to the Board of Directors regarding the compensation of each executive and other significant employees on an individual basis.

Compensation paid to executive officers and other significant employees during 2005 consisted primarily of base salaries, and in some cases commission and bonus based on quotas set for their area of responsibility.

Base Salaries. The amount of the base salaries paid to significant employees was determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of GlobalSCAPE, and, to a certain extent, subjective measures of each individual's performance.

President’s Compensation. The base salary paid to the President was determined by evaluating the competitive marketplace, the scope of his responsibilities, the planned and past performance of GlobalSCAPE, and, to a certain extent, subjective measures of performance. Mr. Poole was paid bonuses of $24,445 in 2005 in his capacity of President. The Board may award future discretionary bonuses based on its assessment of management performance and the overall performance of GlobalSCAPE.

Stock Options. Stock options for 469,000 shares of GlobalSCAPE common stock were granted to GlobalSCAPE employees in 2005 under the GlobalSCAPE, Inc. 2000 Stock Option Plan. The purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers and other employees with the interests of the stockholders. Additionally, long-term awards offer employees an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Board favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options better motivates executive officers and others to exert their best efforts on behalf of the company and the stockholders. In determining annual stock option grants, the Board bases its decision on the individual’s performance and potential to improve stockholder value.

Review of and Conclusion Regarding All Components of Executive Compensation. The Board has reviewed all components of Mr. Poole’s and each of GlobalSCAPE’s four most highly compensated executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains and the dollar value to the executive and the cost to GlobalSCAPE of all perquisites and other personal benefits. Furthermore, due to public concerns over the perceived inflation of CEO compensation and the divergence between compensation paid to CEOs and the average employee, generally, the Board reviewed Mr. Poole’s total compensation package with an eye toward internal consistency with compensation paid to GlobalSCAPE’s other executive officers and employees generally.

Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Board will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Board will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Board deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

This report is submitted by the members of the Board of Directors:

Thomas W. Brown, Chairman

David L. Mann

Charles R. Poole

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis, with the following exceptions; Sandra Poole-Christal filed a Form 4 on September 2, 2005, which included untimely reporting of 13 transactions during the year and Stefan Lagmark filed Form 4’s on January 12, 2005 and June 8, 2005, each for one untimely reporting. In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

Certain Relationships and Related Transactions

There were no such transactions during 2005.

PROPOSAL TWO
Ratification of Selection of Independent Public Accountants

The Board of Directors has selected Helin, Donovan, Trubee & Wilkinson, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Although stockholder ratification is not required, the Board of Directors has directed that the selection of Helin, Donovan, Trubee & Wilkinson, LLP be submitted to the stockholders for ratification at the annual meeting. Helin, Donovan, Trubee & Wilkinson, LLP provided audit services to GlobalSCAPE for the years ended December 31, 2004 and 2005. A representative of Helin, Donovan, Trubee & Wilkinson, LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

On September 16, 2004, GlobalSCAPE engaged the accounting firm of Helin, Donovan, Trubee & Wilkinson, LLP, as GlobalSCAPE’s certifying accountant for the year ended December 31, 2004. The decision to approve the dismissal of Ernst & Young LLP GlobalSCAPE’s previous independent registered accounting firm, and the engagement of Helin, Donovan, Trubee & Wilkinson, LLP, was authorized and approved by GlobalSCAPE’s entire Board of Directors on September 16, 2004. Ernst & Young LLP was notified of its dismissal on September 16, 2004.

No Ernst & Young LLP report on GlobalSCAPE’s combined consolidated financial statements for the year ended December 31, 2003 contains any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles and there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

In connection with the audits of GlobalSCAPE for the last two fiscal years, there were no disagreements with Helin, Donovan, Trubee & Wilkinson, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures, which if not resolved to the satisfaction of Helin, Donovan, Trubee & Wilkinson, LLP would have caused Helin, Donovan, Trubee & Wilkinson, LLP to make reference to the subject matter of the disagreement(s) in connection with its reports. Also, during the relevant period there were no reportable events as described in Item 304(a)(i)(v) of the SEC’s Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Helin, Donovan, Trubee & Wilkinson, LLP. In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF HELIN, DONOVAN, TRUBEE & WILKINSON, LLP AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees. Ernst & Young LLP billed GlobalSCAPE in 2005, an aggregate of $2,500 for professional services rendered for the reviews of financial statements included in the company’s Form 10-K for the fiscal year ended December 31, 2004. In 2004, Ernst & Young LLP billed GlobalSCAPE an aggregate of $77,700 for professional services rendered for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2003 and the reviews of financial statements included in the company’s Forms 10-Q through June 30, 2004. Helin, Donovan, Trubee & Wilkinson, LLP billed GlobalSCAPE in 2005 an aggregate of $44,095 for professional services rendered for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2004, and the reviews of financial statements included in the company’s Forms 10-Q through the third quarter of the fiscal year ended December 31, 2005. Helin, Donovan, Trubee & Wilkinson, LLP billed GlobalSCAPE an aggregate of $8,000 in 2004 for professional services rendered for the reviews of financial statements included in the company’s Forms 10-Q for the third quarter of the fiscal year ended December 31, 2004.

Audit Related Fees. Neither Helin, Donovan, Trubee & Wilkinson, LLP nor Ernst & Young LLP performed any assurance or related services related to the performance of the audit and review of our financial statements.

Tax Fees. Ernst & Young LLP included in our audit and professional services fees billed to us in the fiscal year ended December 31, 2004 charges for the preparation of GlobalSCAPE’s 2003 federal income tax return and for state tax planning services.

All Other Fees. Ernst & Young Product Sales LLC billed the Company $193 in 2004 for software. Helin, Donovan, Trubee & Wilkinson, LLP billed the company $35 in 2004 for attendance at a seminar.

Board Policy on Pre-Approval of Permissible Non-Audit Services

The Board requires management to seek Board pre-approval for the engagement of an independent public accountant to perform audit, audit-related and non-audit services. By unanimous written consent dated September 16, 2004, the Board approved the engagement of Helin, Donovan, Trubee & Wilkinson, LLP to serve as our independent registered accounting firm for the fiscal year ending December 31, 2004, including the audit of our 2004 financial statements and Proxy Statement, and the review of the company’s quarterly reports on Form 10Q for the third quarter of 2004 and first two quarters of 2005 for an estimated fee of $42,500.

BOARD REPORT ON 2005 AUDIT

Because GlobalSCAPE is a “controlled company,” GlobalSCAPE does not have an Audit Committee. The Board reviews GlobalSCAPE’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Board reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors' qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Board met and held discussions with management and the independent auditors. Management represented to the Board that GlobalSCAPE’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board reviewed and discussed the consolidated financial statements with management and the Independent auditors. The Board also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as amended.

In addition, the Board discussed with the independent auditors the auditors' independence from GlobalSCAPE and its management, and the independent auditors provided to the Board the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Boards).

The Board also discussed with GlobalSCAPE’s independent auditors the overall scope and plans for their respective audit. The Board met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of GlobalSCAPE’s internal controls, and the overall quality of GlobalSCAPE’s financial reporting.

Based on the reviews and discussions referred to above, the Board approved the inclusion of the audited financial statements in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Board also recommended, subject to stockholder ratification, the selection of GlobalSCAPE’s independent auditors for fiscal year 2006.

This report is submitted by the members of the Board.

Thomas W. Brown, Chairman

David L. Mann

Charles R. Poole

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to include a proposal in our Proxy Statement for the 2007 Annual Meeting of Stockholders must submit their proposal so that the Secretary receives it no later than the close of business on December 15, 2006. The Securities and Exchange Commission rules set forth standards as to which stockholder proposals are required to be included in a proxy statement.

Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting must submit written notice of such nomination or proposal so that the Secretary receives it not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of our next annual meeting is changed by more than 30 days from what is currently contemplated, stockholder proposals must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced. Our Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly and special reports, proxy statements and other information at no cost, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Thomas F. Farar
Secretary

						Please	☐
						Mark Here
						for Address
						Change or
						Comments
						SEE REVERSE SIDE

(1)	Proposal to approve the election of the following three (3) nominees for membership on the Company’s Board of Directors:		(2)

Proposal to approve the ratification of Helin, Donovan, Trubee & Wilkinson, LLP as the Company’s independent certified public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2006.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

01 Thomas W. Brown 02 David L. Mann, and 03 Charles R. Poole,	FOR ☐	WITHHOLD ☐	(3)	To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐
each to serve until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. Receipt of the proxy statement, dated April 20, 2006, is hereby acknowledged.

To withhold authority to vote for any nominee, write the name of that nominee in the space provided below

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

			PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature			Signature		Date		,2006

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

▲ FOLD AND DETACH HERE ▲

GLOBALSCAPE, INC.
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
JUNE 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of GlobalSCAPE, Inc., a Delaware corporation (“GlobalSCAPE”), hereby appoints Thomas W. Brown and Charles R. Poole, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of GlobalSCAPE that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held on Thursday, June 1, 2006 at 9:00 a.m. Central Time, at the offices of GlobalSCAPE, 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249 and at any adjournment or postponement thereof, on the following matters:

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲